Exhibit 99.1

[Chesapeake Utilities
Corporation Logo]

FOR IMMEDIATE RELEASE
December 20, 2007
NYSE: CPK

EASTERN SHORE NATURAL GAS COMPANY TO WITHDRAW
ITS E3 PROJECT FROM THE FERC PRE-FILING PROCESS

DOVER, DE – Eastern Shore Natural Gas Company (ESNG), a wholly owned subsidiary of Chesapeake Utilities Corporation, announced today that it will be withdrawing its proposed EasternShore Energylink Expansion (E3) Project from the Federal Energy Regulatory Commission’s (FERC) pre-filing process. ESNG’s Board of Directors decided, on Thursday, December 20, 2007, to withdraw from the pre-filing process, as a result of projected capital cost increases and insufficient customer commitments for capacity to make the Project economical in light of those increases.  The FERC’s pre-filing process is the first step in obtaining the necessary permits to construct and operate the facilities.

“The proposed E3 Project was designed to provide access to an alternative source of clean-burning, environmentally friendly natural gas, as well as to provide additional supply and enhanced delivery capability to customers on the Delmarva Peninsula.  Projected completion costs have more than doubled and could increase further, and without a corresponding increase in customer commitments, the Project is not economically viable.  As we draw close to the end of 2007 and position ourselves for 2008, the Board felt the prudent thing to do was to withdraw the E3 Project from the pre-filing process,” commented John R. Schimkaitis, Chairman of ESNG and President and CEO of Chesapeake Utilities Corporation.

“We have always believed and continue to believe that the E3 Project is the right thing to do.  However, the Board and management have decided that ESNG should withdraw the E-3 Project from the pre-filing process, given the changed economics of the Project,“ stated Stephen C. Thompson, President of ESNG and Senior Vice President of Chesapeake Utilities Corporation.  “We have met and worked with many outstanding individuals, agencies and organizations through the E3 pre-filing process, and we thank all of them for their support, hard work and dedication,” added Elaine B. Bittner, Vice President of ESNG.

In accordance with Precedent Agreements previously executed with two customers (one third party customer and Chesapeake’s own Delmarva natural gas distribution divisions) for capacity on the E3 Project, each of these customers is obligated to reimburse ESNG for pre-certification costs incurred in connection with the E3 Project.   Chesapeake’s obligation to reimburse ESNG for its share of the pre-service costs is expected to have a negligible impact on its financial results.

Chesapeake Utilities is a diversified utility company engaged in natural gas distribution, transmission and marketing of environmentally friendly natural gas in Delaware, Maryland and Florida; distribution and wholesale marketing of propane in Delaware, Maryland, Virginia, Pennsylvania and Florida; advanced information services; and other related businesses.  Eastern Shore Natural Gas Company is the only natural gas transmission pipeline on the Delmarva Peninsula and has supplied the region’s growing demand for a reliable energy source for more than 47 years.  Chesapeake is traded on the New York Stock Exchange under the symbol CPK.  Information about Chesapeake’s businesses is available at www.chpk.com.

Matters discussed in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Cautionary Statement in Chesapeake Utilities Corporation’s report on Form 10-K for the year ended December 31, 2006 for further information on the risks and uncertainties related to Chesapeake’s forward-looking statements.

FOR MORE INFORMATION:

Company Contact:                                             Elaine Bittner, Vice President
          Eastern Shore Natural Gas Company
          Ph: 302-734-6710
     ebittner@chpk.com

Media Contact:                                                 Amy Christopher, President
            Warschawski
    Ph: 410-367-2700 ext. 21
    amy.christopher@warschawski.com